Deloitte &  Touche LLP [Letterhead]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-97578, 33-12653 and 33-54959 of Longs Drug Stores Corporation on Form S-8 of our report dated February 24, 1995 incorporated by reference in this Annual Report on Form 10-K of Longs Drug Stores Corporation for the year ended January 26, 1995.


/s/  Deloitte & Touche LLP

April 14, 1995